UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2016

Commission file no. 333-133184-12

Neiman Marcus Group LTD LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants of Restricted Stock.  On October 27, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Neiman Marcus Group, Inc. (“Parent”) approved the following grants of restricted Class A and Class B common stock of Parent (“Restricted Stock” and a share of Class A common stock and a share of a Class B common stock subject to the award together referred to herein as a “share”) pursuant to Parent’s Management Equity Incentive Plan (the “Management Equity Plan”) to our named executive officers:

•                  4,557 shares of Restricted Stock to Karen W. Katz, our President and Chief Executive Officer; and

•                  2,604 shares of Restricted Stock to each of Donald T. Grimes, James J. Gold, John E. Koryl and Joshua G. Schulman.

Subject to continued employment, 25% of the shares of Restricted Stock will vest on each of the first four anniversaries of December 1, 2016.  Each year beginning in calendar 2017, subject to certain limitations, each recipient will have the ability to require Parent to acquire his or her vested shares (the “Put Right”) for a purchase price equal to the fair market value of Parent’s common stock.  Except as described below with respect to Ms. Katz, a recipient will forfeit all unvested shares of Restricted Stock and may not exercise the Put Right with respect to any vested shares following the termination of his or her employment for any reason.

If Ms. Katz’s employment is terminated by Parent without cause, by her for good reason (as defined in her employment agreement) or by reason of the non-renewal of her employment agreement, (i) prior to a change in control of Parent, all unvested  shares of Restricted Stock that would have vested in the 12-month period following the date of such termination of employment will accelerate and vest, and (ii) following a change in control but before an initial public offering, all unvested shares of Restricted Stock will accelerate and vest.  In either case, Ms. Katz will have the ability to exercise the Put Right with respect to vested shares in the first put period following termination of employment.

The shares are subject to certain repurchase rights in favor of Parent following termination of the recipient’s employment.  In the event of a termination of employment for cause, for good reason or due to disability or death, the repurchase price will be the fair market value of the shares on the date of such termination.  For these purposes, “cause,” “good reason” and “disability” will be as defined in the Management Equity Plan or the applicable employment agreement with the recipient.  In the event of a termination for any other reason, or upon discovery by Parent that the recipient engaged in detrimental activity (as defined in the Management Equity Plan) during the period of employment or the one-year period following termination of employment, the repurchase price will be the par value of the shares.

The foregoing description of the Restricted Stock awards does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of Restricted Stock agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Amendment to Management Equity Plan.   Also on October 27, 2016, the Management Equity Plan was amended to increase the total number of shares available for grant thereunder from 236,278 to 253,666.

Item 9.01                                           Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement pursuant to the Neiman Marcus Group, Inc. Management Equity Incentive Plan.
10.2	Form of Restricted Stock Agreement pursuant to the Neiman Marcus Group, Inc. Management Equity Incentive Plan by and between Parent and Karen W. Katz.
10.3	First Amendment to Neiman Marcus Group, Inc. (f/k/a NM Mariposa Holdings, Inc.) Management Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: November 2, 2016	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement pursuant to the Neiman Marcus Group, Inc. Management Equity Incentive Plan.
10.2	Form of Restricted Stock Agreement pursuant to the Neiman Marcus Group, Inc. Management Equity Incentive Plan by and between Parent and Karen W. Katz.
10.3	First Amendment to Neiman Marcus Group, Inc. (f/k/a NM Mariposa Holdings, Inc.) Management Equity Incentive Plan.